Exhibit (b)(i)

EQUITY COMMITMENT LETTER

August 5, 2024

Tasmania Midco, LLC

c/o Apax Partners LLP

1 Knightsbridge

London SW1X 7LX

United Kingdom

Re: Project Tasmania

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Apax XI EUR L.P., Apax XI EUR 1 L.P., APAX XI EUR SCSp, Apax XI USD L.P., Apax XI USD 2 L.P. and APAX XI USD SCSp (each, an “Investor” and, collectively, the “Investors”), subject to the terms and conditions contained herein, to purchase, or cause the purchase of, directly or indirectly, certain Equity Securities of Tasmania Midco, LLC, a Delaware limited liability company (“Parent”). It is contemplated that pursuant to the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Tasmania Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Thoughtworks Holding, Inc., a Delaware corporation (the “Company”), Merger Sub will merge with and into the Company, with the Company surviving such Merger (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

1. Closing Commitment. Upon the terms and subject to the conditions set forth herein, including in Section 2, the Investors hereby severally (and not jointly or jointly and severally) commit to Parent to purchase, or cause the purchase of, directly or indirectly, at the Closing, Equity Securities of Parent for an aggregate amount in immediately available cash funds of $600,000,000 (the “Closing Commitment”), which Closing Commitment shall be used by Parent and Merger Sub to pay all Required Amounts, and not for any other purpose. The aggregate obligation of the Investors to fund any amounts pursuant to this Section 1 shall in no event exceed the Closing Commitment in the aggregate (or, in the case of each Investor, its Pro Rata Percentage (as such term is defined below) of such amount) (the “Closing Commitment Cap”). The Investors may effect the purchase of Equity Securities of Parent directly or indirectly through one or more affiliated entities; provided that no such action will relieve the Investors of their obligations and liabilities hereunder. The obligation of the Investors to fund any portion of the Closing Commitment may be reduced by the Investors only (i) to the extent that such lesser amount of the Closing Commitment is sufficient to (and the full amount of the Closing Commitment is not required to) fund all of the Required Amounts, or (ii) on a dollar for dollar basis for purchases of securities of Parent by an assignee or transferee permitted by Section 6 of this letter agreement made at or prior to the Closing.

2. Conditions to Closing Commitment. The Investors’ obligations under this letter agreement to fund the Closing Commitment are subject only to (a) the satisfaction, or waiver by Parent, of each of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions at Closing) and (b) the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement, including Section 2.3 thereof, in each case, as contemplated by the Merger Agreement.

3. Damages Commitment. Upon the terms and subject to the conditions set forth herein, the Investors hereby agree that if (i) the Merger Agreement is terminated by the Company pursuant to Section 8.1(g) of the Merger Agreement under circumstances where Parent may be liable for damages with respect to a Willful Breach by Parent or Merger Sub of the Merger Agreement or fraud by Parent or Merger Sub, in each case, prior to or in connection with such termination and in accordance with, and subject to the conditions set forth in, Section 8.2(b) of the Merger Agreement (“Qualifying Termination”) and (ii) damages with respect to such Qualifying Termination (the “Parent Liability”) have been (x) finally agreed pursuant to a final written settlement agreement between Parent and the Company or (y) awarded by a court having jurisdiction under Section 9.10 of the Merger Agreement pursuant to a final non-appealable Order finding that such obligation is due and payable by Parent (the amount so awarded or agreed, together with any out-of-pocket fees and expenses and other amounts required to be paid by Parent or Merger Sub as a result of Parent’s failure to pay or cause to be paid the Required Amounts, the “Parent Qualifying Termination Liability”), the Investors shall purchase, or cause the purchase of, Equity Securities of Parent for an aggregate amount in immediately available cash funds equal to the Parent Qualifying Termination Liability (or, in the case of each Investor, its Pro Rata Percentage of such amount), not to exceed the Damages Commitment Cap (defined below)(the “Damages Commitment”), which amount shall be used by Parent solely to fund and satisfy the Parent Qualifying Termination Liability. The aggregate obligation of the Investors to fund any amounts pursuant to this Section 3 shall in no event exceed $600,000,000 in the aggregate (or, in the case of each Investor, its Pro Rata Percentage of such amount) (the “Damages Commitment Cap”). The obligation of the Investors to fund the Damages Commitment may be reduced by the Investors on a dollar for dollar basis for purchases of securities of Parent by an assignee or transferee permitted by Section 6 of this letter agreement. For the avoidance of doubt, nothing herein shall limit the Company’s right to specific performance of the obligations of Parent, including to effect the Closing, in accordance with Section 9.8 of the Merger Agreement.

4. Company Consent. Parent agrees that prior to the termination of this letter agreement in accordance with Section 13, it shall not enter into any voluntary insolvency, bankruptcy, restructuring, reorganization, liquidation, dissolution or other similar proceeding without the prior written consent of the Company.

5. Certain Waivers. The Investors each agree that Parent may, pursuant to the terms of the Merger Agreement, at any time and from time to time, without notice to or further consent of the Investors, extend the time of payment of the Closing Commitment or the Damages Commitment, as applicable, and may also make any agreement with the Company for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting the Investors’ respective obligations with respect to the Closing Commitment or the Damages Commitment, as applicable, under this letter agreement or affecting the validity or enforceability of this letter agreement or the Merger Agreement. The Investors each agree that the obligations of each Investor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure or delay on the part of Parent to assert any claim or demand or to enforce any right or remedy against the Investors (or any permitted assignee); (b) any change in the time, place or manner of payment of the Closing Commitment or the Damages Commitment, as applicable, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof (so long as any such amendments or modifications do not increase the amount of the Closing Commitment or the Damages Commitment, as applicable); (c) any change in the legal existence, structure or ownership of Parent or the Investors (or any permitted assignee); (d) any insolvency, bankruptcy, restructuring, reorganization or other similar proceeding affecting Parent or the Investors (or any permitted assignee); (e) the existence of any claim, set-off or other right which any Investor (or any permitted assignee) may have at any time against Parent, whether in connection with the Closing Commitment or the Damages Commitment, as applicable, or otherwise; or (f) the adequacy of any other means Parent may have of obtaining payment related to the Closing Commitment or the Damages Commitment, as applicable. To the fullest extent permitted by Law, each Investor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Parent other than those available under the Merger Agreement. Except as set forth herein, each Investor waives promptness, diligence, notice of non-performance, default, dishonor and protest, notice of any Closing Commitment or Damages Commitment, as applicable, incurred and all other notices of any kind (other than notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices to provided to the Investors hereunder), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect or any right to require the marshalling of assets of Parent or any Investor (or any permitted assignee hereunder) with respect to the Closing Commitment or Damages Commitment, as applicable, or otherwise interested in the Transactions, in each case other than (i) defenses to payment of the Required Amounts or monetary damages that are available to Parent or Merger Sub under the Merger Agreement and (ii) defenses to payment of the Closing Commitment or the Damages Commitment that are available to the Investors under this letter agreement, including on account of any breach by the Company of this letter agreement. Each Investor acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this letter agreement are knowingly made in contemplation of such benefits.

Each Investor hereby unconditionally and irrevocably waives any rights that it may now have or hereafter acquire against Parent that arise from the existence, payment, performance, or enforcement of such Investor’s obligations under or in respect of this letter agreement or any other agreement in connection herewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or Law, including, without limitation, the right to take or receive from Parent, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Closing Commitment or Damages Commitment, as applicable, payable under this letter agreement shall have been indefeasibly paid in full to Parent in immediately available funds. Notwithstanding anything to the contrary contained in this letter agreement, the Company agrees that (i) to the extent Parent is relieved of the obligation to pay all or any portion of the Closing Commitment or the Damages Commitment in accordance with the Merger Agreement, the Investors shall each be similarly relieved of their pro rata portion of their obligations under this letter agreement and (ii) the Investors may assert, as a defense to, or release or discharge of, any payment or performance by the Investors under this letter agreement, any claim, set-off, deduction, defense or release that Parent or Merger Sub could assert against the Company under the Merger Agreement.

6. Enforceability; Assignment. This letter agreement may only be enforced by Parent and the Investors, except to the extent expressly provided in Section 11 hereof. None of the rights of Parent under this letter agreement may be assigned or transferred without the prior written consent of the Investors, except that Parent will have the right to assign to the Company Parent’s rights to enforce and pursue all remedies available at law or equity under this letter agreement, it being understood that any such assignment will not relieve Parent of any of its obligations to the Company. An Investor’s obligation to fund all or any portion of the Closing Commitment or the Damages Commitment set forth herein may be assigned or transferred by any Investor to any Person(s); provided, however, that any such assignment or transferee shall not relieve any Investor of its obligations under this letter agreement (including its obligation to fund any portion of the Closing Commitment or the Damage Commitment, as applicable) unless and to the extent actually performed; and Parent and the Company shall be entitled to pursue all rights and remedies against any Investor in accordance with the terms and conditions of this letter agreement as if such assignment had not occurred. Any assignment or transfer in violation of any provisions of this Section 6 shall be null and void.

7. No Modification. This letter agreement may not be terminated, amended or otherwise modified without the prior written consent of the Company, Parent and the Investors.

8. Governing Law; Submission to Jurisdiction; Waivers. This letter agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this letter agreement, or the negotiation, execution or performance of this letter agreement or the transactions contemplated hereby, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this letter agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10 hereof or in such other manner as may be permitted by applicable Law, and nothing in this Section 8 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over a particular matter, any federal or state court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this letter agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this letter agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this letter agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS LETTER AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS LETTER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Counterparts; Entire Agreement. This letter agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all of the parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity. This letter agreement, together with the Merger Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto and all common law duties with respect to the subject matter hereof. Whenever possible, each provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter agreement; provided however that (a) in no event shall this letter agreement be given effect to without also giving effect to the Closing Commitment Cap and the Damages Commitment Cap (and the Pro Rata Percentage of each of Investor with respect to each of the Closing Commitment Cap and the Damages Commitment Cap) and (b) the parties hereto intend that the remedies and limitation on remedies contained in this letter agreement to be construed as integral provisions of this letter agreement and that such remedies and limitations on remedies shall not be severable in any manner that increases a party’s (or its Affiliate’s) liability or obligation hereunder or under the Merger Agreement. No party hereto nor the Company shall assert, and each party and the Company shall cause their respective equityholders, Affiliates and Subsidiaries not to assert, that this letter agreement or any part hereof is invalid, illegal or unenforceable.

10. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

if to the Investors:

Apax XI EUR L.P., Apax XI EUR 1 L.P., APAX XI EUR SCSp, Apax XI USD L.P.,
Apax XI USD 2 L.P. and APAX XI USD SCSp

c/o Apax Partners US, LLC

601 Lexington Avenue

53rd Floor

New York, NY 10022

Attention:	Kevin Oliver
Email:	***

in each case with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Srinivas S. Kaushik, P.C.
Sarkis Jebejian, P.C.
Maggie Flores, P.C.
Adarsh Varghese
Email:	skaushik@kirkland.com
sarkis.jebejian@kirkland.com
maggie.flores@kirkland.com
adarsh.varghese@kirkland.com

if to Parent:

c/o Apax Partners LLP

1 Knightsbridge

London SW1X 7LX

United Kingdom

Attention:	Rohan Haldea; Salim Nathoo
Email:	***

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Srinivas S. Kaushik, P.C.; Sarkis Jebejian, P.C.; Maggie Flores, P.C.; Adarsh Varghese
Email:	skaushik@kirkland.com; sarkis.jebejian@kirkland.com; maggie.flores@kirkland.com; adarsh.varghese@kirkland.com

11. No Third Party Beneficiaries. This letter agreement shall inure to the benefit of and be binding upon Parent and the Investors and shall inure to the benefit of and be enforceable by the Company and the Related Persons. Except as expressly set forth in this Section 11, nothing in this letter agreement, express or implied, is intended to nor does it confer upon any Person other than Parent, the Investors and the express third party beneficiaries of this letter agreement and their respective permitted successors and assigns any rights or remedies under, or by reason of, or any rights to enforce or cause Parent to enforce, the Closing Commitment, the Damages Commitment or any provisions of this letter agreement or confer upon any Person any rights or remedies against any Person other than the Investors under or by reason of this letter agreement; provided, however, that, (i) the Company is hereby made an express and intended third party beneficiary of this letter agreement, and shall have the right to rely on and specifically enforce and pursue all remedies under this letter agreement, in accordance with this paragraph and the immediately following paragraph as well as the consent or notice rights of the Company contained herein; and (ii) the Related Persons are express third party beneficiaries of Section 14 of this letter agreement and shall be entitled to enforce the provisions of Section 14 of this letter agreement. Parent and each Investor agrees not to oppose the granting of any injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Parent and each Investor acknowledges and agrees that (a) Parent has delivered a copy of this letter agreement to the Company and that the Company is relying on the obligations and commitments of Parent and the Investors hereunder in connection with its decision to enter into the Merger Agreement, and (b) the right of specific performance under this letter agreement and the Merger Agreement (subject to the conditions in this letter agreement and the Merger Agreement, respectively) are an integral part of the Transactions, and without those rights, the Company would not have entered into the Merger Agreement.

If the Company is entitled to specific performance in accordance with Section 9.8(b) of the Merger Agreement to cause Closing to occur in accordance with the provisions of the Merger Agreement, then, the Company shall have the right to enforce its and Parent’s rights hereunder without the direction of Parent or the Investors to cause the Closing Commitment to be funded to Parent pursuant to Section 1 (solely to the extent that Parent can enforce the funding of the Closing Commitment pursuant to the terms hereof, including subject to satisfaction of the conditions in Section 2 hereof and solely for purpose of paying the Required Amounts at Closing and for no other purpose). The Company shall also be entitled to specific performance to cause the Damages Commitment to be funded to Parent under Section 3 hereunder (solely to the extent that Parent can enforce the funding of such portions of the Damages Commitment pursuant to the terms hereof). For the avoidance of doubt, the Company is entitled to seek specific performance to cause the funding of the Closing Commitment or the Damages Commitment in the alternative, but in no event shall the Company be entitled to specific performance to cause the funding of both the Closing Commitment and the Damages Commitment. Without limiting the foregoing, Parent’s creditors shall have no right to specifically enforce this letter agreement or to cause Parent to enforce this letter agreement. For the avoidance of doubt, the Closing Commitment or any portion of the Damages Commitment, as applicable, will be funded to Parent and under no circumstances will the Company or any other Person be entitled to or seek that the Investors fund, or cause the funding of, any portion of the Closing Commitment or any portion of the Damages Commitment, as applicable, directly to the Company or any other Person other than Parent.

12. Several Liability. Each party hereto acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each of the Investors under this letter agreement are solely contractual in nature and (c) the determination of each Investor was independent of each other. Notwithstanding anything to the contrary contained in this letter agreement, the liability of each Investor hereunder shall be several, not joint and several, based upon its respective Pro Rata Percentage, and no Investor shall be liable for any amounts hereunder in excess of its Pro Rata Percentage of the Closing Commitment or the Damages Commitment, as applicable, or such lesser amount as may be required to be paid by the Investors in accordance with the terms hereof and the Merger Agreement, as applicable. For purposes of this letter agreement, the “Pro Rata Percentage” of each Investor is as set forth below (subject to adjustment by the Investors from time to time; provided that in any event the total Pro Rata Percentage of the Investors (including any permitted assignee or transferee pursuant to Section 6 of this letter agreement) shall always equal 100% and the representations and warranties of the Investors contained herein remain true at all times following such adjustment); provided further, that the Investors shall provide written notice of any such adjustment to Parent no later than one (1) day prior to Closing, and this letter agreement shall be deemed updated accordingly:

Apax XI EUR L.P.	16.84%
Apax XI EUR 1 L.P.	0.48%
APAX XI EUR SCSp	1.93%
Apax XI USD L.P.	76.44%
Apax XI USD 2 L.P.	2.32%
APAX XI USD SCSp	1.98%
Total	100%

13. Termination.

a) The obligation of the Investors to fund, or cause the funding of, the Closing Commitment will terminate automatically and immediately (at which time such obligation shall be discharged in full) upon the earliest to occur of (i) the funding of the Closing Commitment by the Investors, (ii) the consummation of the Closing, (iii) the valid termination of the Merger Agreement in accordance with its terms, (iv) the payment of all or portion of the Damages Commitment payable pursuant to this letter agreement, or (v) the Company or any of its Representatives or any other Person, in each case, acting at the direction of the Company (A) asserting, in any Legal Proceeding, (1) any claim against or with respect to the Investors or any Related Persons in connection with this letter agreement, the Merger Agreement, the Confidentiality Agreement or the transactions contemplated hereby or thereby (other than a Retained Claim) or (2) that any provision of this letter agreement is illegal, invalid or unenforceable in whole or part or that the Investors are liable in excess of or to a greater extent than the Closing Commitment Cap or the Damages Commitment Cap, as applicable, or (B) instituting any Legal Proceeding in respect of a Retained Claim in any court or tribunal other than a Chosen Court (as defined in Section 8 of this letter agreement) except any Legal Proceeding in respect of a Retained Claim seeking to enforce any judgment or decision rendered by any Chosen Court. “Retained Claims” means (i) claims by the Company against Parent or Merger Sub under the Merger Agreement to (x) specifically enforce Parent’s and Merger Sub’s obligations thereunder pursuant to Section 9.8 of the Merger Agreement or (y) for monetary damages following a Qualifying Termination, (ii) claims by the Company against any Investor under this letter agreement to enforce its rights under this letter agreement, including, without limitation, to enforce the Investors’ (or their respective assignees or transferees permitted by this letter agreement) respective obligations to fund the Closing Commitment or Damages Commitment (as applicable) in accordance with the terms hereof, or (iii) claims by the Company against any counterparty under the Confidentiality Agreement. Upon such termination, all rights and obligations of the parties under this letter agreement shall terminate and there shall be no liability on the part of any party hereto; provided, that if (x) such termination is pursuant to clause (iii) of this Section 13(a) on account of a valid termination of the Merger Agreement and (y) the termination of the Merger Agreement is a Qualifying Termination, only the obligations of the parties with respect to the Closing Commitment shall terminate without any effect on the obligations with respect to the Damages Commitment and any termination of the Damages Commitment shall be subject to Section 13(b) below.

b) The obligation of the Investors to fund, or cause the funding of, the Damages Commitment will terminate automatically and immediately (at which time such obligation shall be discharged in full) upon the earliest to occur of (i) the consummation of the Closing, (ii) termination of the Merger Agreement other than a Qualifying Termination, (iii) ninety (90) days following any Qualifying Termination, unless a Legal Proceeding is commenced by the Company against Parent or any Investors with respect to any Parent Liability (a “Qualifying Suit”) before the expiry of such ninety (90) days, (iv) the payment by the Investors and/or Parent of an aggregate amount sufficient to satisfy the Parent Qualifying Termination Liability that becomes payable hereunder, or (v) the Company or any of its Representatives or any other Person, in each case, acting at the direction of the Company (A) asserting, in any Legal Proceeding, (1) any claim against or with respect to the Investors or any Related Persons in connection with this letter agreement, the Merger Agreement, the Confidentiality Agreement or the transactions contemplated hereby or thereby (other than a Retained Claim) or (2) that any provision of this letter agreement is illegal, invalid or unenforceable in whole or part or that the Investors are liable in excess of or to a greater extent than the Closing Commitment or the Damages Commitment, as applicable, or (B) instituting any Legal Proceeding in respect of a Retained Claim in any court or tribunal other than a Chosen Court (as defined in Section 8 of this letter agreement) except any Legal Proceeding in respect of a Retained Claim seeking to enforce any judgment or decision rendered by any Chosen Court. Upon such termination, all rights and obligations of the parties under this letter agreement shall terminate and there shall be no liability on the part of any party, including with respect to the Closing Commitment or the Damages Commitment. In the event that a Qualifying Suit is timely commenced, the Investors shall have no further liability or obligation under this letter agreement with respect to the Damages Commitment from and after the earliest of (x) a final, non-appealable resolution of such Qualifying Suit determining that the Investors do not owe any amount pursuant to Section 3 of this letter agreement, (y) a written agreement between the Investors, on the one hand, and the Company, on the other hand, terminating the liabilities and obligations of the Investors pursuant to this letter agreement (but subject to the indefeasible payment of any Parent Liability subject to such agreement) and (z) the indefeasible payment of an aggregate amount equal to the Damages Commitment that is due and payable and receipt by the Company of the Parent Qualifying Termination Liability or any such lesser amount as may be determined by the court of competent jurisdiction in a Qualifying Suit as being due and payable by Parent to the Company.

14. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement or any contract, document or instrument delivered in connection herewith, and notwithstanding the fact that the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this letter agreement, Parent acknowledges and agrees that no Person other than the Investors have any obligations hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligations or their creation, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against, and no personal liability shall attach to, be imposed on or otherwise be incurred by any Related Person, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Related Person, by the enforcement of any assessment or by any Legal Proceeding, by virtue of any Law, or otherwise, in each case, except for Retained Claims against the Investors or Parent only, as such Retained Claims are expressly described in this letter. For the purposes of this letter agreement, “Related Person” means (i) any former, current and future equityholders, controlling persons, directors, officers, employees, agents, Affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners or assignees (other than an assignee permitted under Section 6 of this letter agreement to whom this letter agreement is actually assigned) or successors of the Investors or (ii) any former, current or future equityholders, controlling persons, directors, officers, employees, agents, Affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners, or assignees (other than an assignee permitted under Section 6 of this letter agreement to whom this letter agreement is actually assigned) or successors of any of the foregoing.

15. Confidentiality. This letter agreement shall be treated as confidential by Parent and is being provided to Parent (and made available to the Company and its Representatives) solely in connection with the Transactions. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Investors; provided that no such written consent shall be required for disclosure to the Company and its Representatives, so long as such Persons are directed to keep such information confidential consistent with the terms contained in this paragraph; provided, further, that Parent and the Company may disclose the existence and content of this letter agreement to the extent required by Law, the applicable rules of any national securities exchange or in connection with any required regulatory filings or U.S. Securities and Exchange Commission filings relating to the Transactions or in connection with the assertion or enforcement of any Retained Claims or third party beneficiary rights of the Company.

16. Investor Representations. Each Investor hereby severally (and not jointly or jointly and severally) represents and warrants to Parent and the Company that (a) it has all organizational power and authority to execute, deliver and perform this letter agreement, (b) the execution, delivery and performance of this letter agreement by such Investor has been duly and validly authorized and approved by all necessary organizational action by it and does not and will not contravene, conflict with or violate the limited partnership agreement or other similar governing documents of such Investor, (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity, (d) it has and will have at all times during the effectiveness of this letter agreement the financial capacity to pay and perform its obligations under this letter agreement and has and will have at all times during the effectiveness of this letter agreement sufficient assets (or the right to obtain such assets) to fulfill its commitments under this letter agreement, and (e) except as set forth in the Merger Agreement (or the schedules thereto), all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by such Investor have been obtained or made, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this letter agreement.

* * * * *

(signature pages follow)

If this letter agreement is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

Apax XI EUR L.P.

By: Apax XI GP Co. Limited
Its: Investment Manager

By:	/s/ Simon Cresswell
Name:	Simon Cresswell
Title:	General Counsel

By:	/s/ Victoria Merrien
Name:	Victoria Merrien
Title:	Authorized signatory for and on behalf of Apax Partners Geurnsey Limited as company secretary to Apax XI GP Co. Limited

Apax XI EUR 1 L.P.

By: Apax XI GP Co. Limited
Its: Investment Manager

By:	/s/ Simon Cresswell
Name:	Simon Cresswell
Title:	General Counsel

By:	/s/ Victoria Merrien
Name:	Victoria Merrien
Title:	Authorized signatory for and on behalf of Apax Partners Geurnsey Limited as company secretary to Apax XI GP Co. Limited

[Signature Page to Equity Commitment Letter]

APAX XI EUR SCSP

By: Apax XI GP SARL
Its: Managing General Partner

By:	/s/ Geoffrey Limpach
Name:	Geoffrey Limpach
Title:	Class A Manager

By:	/s/ Pedro Neves
Name:	Pedro Neves
Title:	Class A Manager

Apax XI USD L.P.

By: Apax XI GP Co. Limited
Its: Investment Manager

By:	/s/ Simon Cresswell
Name:	Simon Cresswell
Title:	General Counsel

By:	/s/ Victoria Merrien
Name:	Victoria Merrien
Title:	Authorized signatory for and on behalf of Apax Partners Geurnsey Limited as company secretary to Apax XI GP Co. Limited

[Signature Page to Equity Commitment Letter]

Apax XI USD 2 L.P.

By: Apax XI GP Co. Limited
Its: Investment Manager

By:	/s/ Simon Cresswell
Name:	Simon Cresswell
Title:	General Counsel

By:	/s/ Victoria Merrien
Name:	Victoria Merrien
Title:	Authorized signatory for and on behalf of Apax Partners Geurnsey Limited as company secretary to Apax XI GP Co. Limited

APAX XI USD SCSP

By: Apax XI GP SARL
Its: Managing General Partner

By:	/s/ Geoffrey Limpach
Name:	Geoffrey Limpach
Title:	Class A Manager

By:	/s/ Pedro Neves
Name:	Pedro Neves
Title:	Class A Manager

[Signature Page to Equity Commitment Letter]

Accepted and agreed to as of the first date written above.

Tasmania Midco, LLC

By:	/s/ Marc Henckel
Name:	Marc Henckel
Title:	President and Secretary

[Signature Page to Equity Commitment Letter]